Investor Contact: Tim Reeves (314) 553-2197
Media Contact: Pat Kane (314) 982-8726

EMERSON REPORTS FULL YEAR AND FOURTH QUARTER 2017 RESULTS

•	Full year net sales increased 5 percent, with underlying sales up 1 percent

•	Earnings per share from continuing operations increased 4 percent to $2.54; adjusted earnings per share increased 8 percent to $2.64

•	Operating cash flow from continuing operations increased 8 percent to $2.7 billion, or a record high of 17.6 percent of net sales

•	Free cash flow from continuing operations was $2.2 billion, or a record high of 14.5 percent of net sales

•	Dividends were 46 percent of operating cash flow from continuing operations and 56 percent of free cash flow from continuing operations

ST. LOUIS, November 7, 2017 – Emerson (NYSE: EMR) today reported results for the fourth quarter and fiscal year ended September 30, 2017.
Fiscal year net sales of $15.3 billion increased 5 percent, with underlying sales up 1 percent excluding slightly unfavorable currency and an impact from acquisitions of 4 percent. Underlying sales turned positive in the second half of the fiscal year reflecting strengthening global economic conditions, stabilizing oil prices and improving industrial and emerging market demand. The Company exited the fiscal year with September trailing three month underlying orders up 11 percent, which were in line with expectations communicated by management in May 2017.
Pretax margin of 15.3 percent and EBIT margin of 16.4 percent decreased 70 and 80 basis points, respectively, due to dilution from the Valves & Controls acquisition. Excluding Valves & Controls, EBIT margin of 17.9 percent increased 70 basis points. Earnings per share from continuing operations increased 4 percent to $2.54. Excluding a ($0.10) impact from Valves & Controls first year acquisition accounting charges, adjusted earnings per share from continuing operations were $2.64, up 8 percent compared with the prior year.
Operating cash flow from continuing operations was $2.7 billion and free cash flow from continuing operations exceeded $2.2 billion, reflecting 135 percent conversion of net earnings from continuing operations, or 130 percent excluding Valves & Controls first year acquisition accounting charges. As a percent of net sales, free cash flow from continuing operations was a record-high 14.5 percent.

“Fiscal 2017 was an important year for Emerson as we successfully completed the strategic portfolio repositioning announced over two years ago, and our global management teams executed extremely well to deliver strong earnings and cash flow against difficult market conditions,” said Chairman and Chief Executive Officer David N. Farr. “We are invigorated as we enter fiscal 2018. Emerson is now wholly aligned around our two business platforms, which gives our teams clear direction and an unwavering focus on serving our customers and profitably building these world class businesses through organic and inorganic opportunities.”

Fourth Quarter Results
Net sales in the fourth quarter were up 13 percent, with underlying sales up 3 percent excluding favorable currency of 1 percent and an impact from acquisitions of 9 percent. The hurricanes that hit Texas and Florida moderately reduced the fourth quarter sales of both business platforms, and the Company expects to recover these sales over the next twelve months as damaged areas rebuild. Automation Solutions underlying sales growth continued to trend positively in the quarter, driven by improving conditions in energy related, hybrid and general industrial markets. Growth in Commercial & Residential Solutions moderated somewhat due primarily to the impact of cooler weather and hurricanes in the U.S., however favorable trends continued in construction markets in North America and in refrigeration and air conditioning markets in Asia and Europe.
Pretax margin of 15.5 percent and EBIT margin of 16.3 percent decreased 170 and 210 basis points, respectively. Excluding Valves & Controls, EBIT margin of 19.7 percent increased 130 basis points driven primarily by flow through of restructuring savings and lower restructuring spend. Earnings per share from continuing operations were $0.77, up 4 percent compared with the prior year, and were $0.83, up 12 percent excluding a ($0.06) impact from Valves & Controls first year acquisition accounting charges related to inventory and backlog amortization.

Fourth Quarter Business Platform Results
Automation Solutions net sales increased 18 percent in the quarter, with underlying sales up 3 percent excluding favorable currency of 1 percent and an impact from acquisitions of 14 percent. September trailing three month underlying orders were up 15 percent, reflecting broad-based momentum across end markets and regions. The opportunity funnel of large projects has continued to grow, and the Company expects to have increasingly better visibility on project timing as our customers' capital budgets firm up in the first calendar quarter of 2018.
North American underlying sales were up 10 percent led by energy, life sciences and chemical markets. Demand in oil and gas markets was driven by strong maintenance and plant turnaround activity, continued upstream investment by shale customers and midstream upgrades and infrastructure build-out. In the U.S., short-cycle MRO business remained strong, and the mix of business continued to shift to mid-sized projects focused on upgrading, optimizing or expanding existing facilities. Asia underlying sales were up 2 percent as China was up 8 percent supported by strong demand in process automation markets and robust demand in discrete markets. Europe was up 2 percent and Latin America was down 18 percent. Middle East/Africa was down 11 percent, but order rates have turned positive. Margin decreased 30 basis points to 16.9 percent compared with the prior year. Excluding the dilutive impact of the Valves & Controls acquisition, margin increased 300 basis points to 20.2 percent, driven by restructuring benefits, lower restructuring spend, leverage on higher sales and favorable material costs. Going forward, continued strong demand for MRO and mid-sized projects together with increasing momentum in international markets provides support for solid underlying growth in fiscal 2018.
Commercial & Residential Solutions fourth quarter net sales increased 4 percent and underlying sales increased 3 percent excluding favorable currency of 1 percent. September trailing three month underlying orders were up 5 percent. Underlying sales in North America were down 1 percent as both HVAC and refrigeration markets were affected by cooler weather compared with the prior year and the disruption from hurricanes that hit Texas and Florida. Asia grew 14 percent, driven by both continued favorable demand in China as well as strong demand across the region in refrigeration and air conditioning markets. Europe was up 4 percent, Latin America was down 5 percent and Middle East/Africa was up over 20 percent. Margin decreased 110 basis points to 23.5 percent compared with the prior year, including the results of the declining ClosetMaid business which drove 50 basis points of margin dilution in the quarter. The ClosetMaid divestiture closed early in the first quarter of fiscal 2018. Consistent with management's expectations, material cost pressure moderated compared with the third quarter. Mix was unfavorable, as the North America compressor replacement business slowed compared to the prior year due to cooler weather and recent hurricanes. In fiscal 2018, global demand is expected to remain favorable in air conditioning, refrigeration and construction markets, supporting moderate underlying growth.

2018 Outlook
In fiscal 2018, the Company expects oil and gas prices to remain stable in a range favorable for energy related markets, while growth in air conditioning, refrigeration and global construction markets is expected to continue. Automation Solutions net sales are expected to be up 14 to 16 percent, with underlying sales up 5 to 7 percent excluding an impact from acquisitions and currency translation of 9 percent. Commercial & Residential Solutions net sales are expected to be down 1 percent to up 1 percent and underlying sales are expected to be up 3 to 5 percent excluding the impact of the ClosetMaid divestiture and currency translation of 4 percent.
Total Emerson net sales are expected to be up 8 to 10 percent, with underlying sales up 4 to 6 percent excluding a 4 percent impact from acquisitions, divestitures and currency translation. Reported (GAAP) net earnings per share are expected to be $2.66 to $2.86.  Adjusted net earnings per share are expected to be $2.75 to $2.95, excluding a ($0.03) impact from Valves & Controls first year acquisition accounting charges related to inventory and backlog amortization, and a ($0.06) impact from a tax-

related loss on the divestiture of the ClosetMaid business, which occurred early in the first quarter of fiscal 2018. As a result of the divestiture, the first quarter tax rate is expected to be approximately 40 percent.
    “Market conditions began trending favorably for Emerson in the second half of 2017, and we expect 2018 to continue that trajectory,” said Farr. “With a strong foundation for growth and increasing momentum in global markets, I look forward to seeing our teams deliver results for our shareholders - strong cash flow and adjusted net earnings per share of $2.75 to $2.95.”

Upcoming Investor Events
Today, beginning at 3:00 p.m. Eastern Time, Emerson management will discuss the fourth quarter and fiscal year 2017 results during an investor conference call. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for 90 days.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended September 30		Percent
	2016	2017	Change

Net sales	$3,932	$4,435	13%
Costs and expenses:
Cost of sales	2,219	2,631
SG&A expenses	855	997
Other deductions, net	135	83
Interest expense, net	49	39
Earnings from continuing operations before income taxes	674	685	2%
Income taxes	188	183
Earnings from continuing operations	486	502	3%
Discontinued operations, net of tax	(41)	8
Net earnings	445	510
Less: Noncontrolling interests in earnings of subsidiaries	7	6
Net earnings common stockholders	$438	$504	15%

Diluted avg. shares outstanding	645.1	640.5

Diluted earnings per share common stockholders
Earnings from continuing operations	$0.74	$0.77	4%
Discontinued operations	($0.06)	$0.01
Diluted earnings per common share	$0.68	$0.78	15%

	Quarter Ended September 30
	2016	2017
Other deductions, net
Amortization of intangibles	$18	$52
Restructuring costs	65	33
Other	52	(2)
Total	$135	$83

			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Year Ended September 30		Percent
	2016	2017	Change

Net sales	$14,522	$15,264	5%
Costs and expenses:
Cost of sales	8,260	8,860
SG&A expenses	3,464	3,618
Other deductions, net	294	286
Interest expense, net	188	165
Earnings from continuing operations before income taxes	2,316	2,335	1%
Income taxes	697	660
Earnings from continuing operations	1,619	1,675	3%
Discontinued operations, net of tax	45	(125)
Net earnings	1,664	1,550
Less: Noncontrolling interests in earnings of subsidiaries	29	32
Net earnings common stockholders	$1,635	$1,518	(7)%

Diluted avg. shares outstanding	646.8	643.4

Diluted earnings per share common stockholders
Earnings from continuing operations	$2.45	$2.54	4%
Discontinued operations	$0.07	($0.19)
Diluted earnings per common share	$2.52	$2.35	(7)%

	Year Ended September 30
	2016	2017
Other deductions, net
Amortization of intangibles	$84	$136
Restructuring costs	96	78
Other	114	72
Total	$294	$286

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30
	2016	2017
Assets
Cash and equivalents	$3,182	$3,062
Receivables, net	2,701	3,072
Inventories	1,208	1,696
Other current assets	669	349
Current assets held-for-sale	2,200	73
Total current assets	9,960	8,252
Property, plant & equipment, net	2,931	3,321
Goodwill	3,909	5,316
Other intangible assets	902	1,890
Other	200	634
Noncurrent assets held-for-sale	3,830	176
Total assets	$21,732	$19,589

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$2,584	$862
Accounts payable	1,517	1,776
Accrued expenses	2,126	2,286
Income taxes	180	65
Current liabilities held-for-sale	1,601	56
Total current liabilities	8,008	5,045
Long-term debt	4,051	3,794
Other liabilities	1,729	1,975
Noncurrent liabilities held-for-sale	326	5
Total equity	7,618	8,770
Total liabilities and equity	$21,732	$19,589

		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30
	2016	2017
Operating activities
Net earnings	$1,664	$1,550
(Earnings) Loss from discontinued operations, net of tax	(45)	125
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	568	636
Changes in operating working capital	93	160
Pension funding	(66)	(45)
Other, net	285	264
Cash from continuing operations	2,499	2,690
Cash from discontinued operations	382	(778)
Cash provided by operating activities	2,881	1,912

Investing activities
Capital expenditures	(447)	(476)
Purchases of businesses, net of cash and equivalents acquired	(132)	(2,990)
Divestiture of business	—	39
Other, net	30	(106)
Cash from continuing operations	(549)	(3,533)
Cash from discontinued operations	(77)	5,047
Cash provided by (used in) investing activities	(626)	1,514

Financing activities
Net increase (decrease) in short-term borrowings	56	(1,725)
Payments of long-term debt	(254)	(254)
Dividends paid	(1,227)	(1,239)
Purchases of common stock	(601)	(400)
Other, net	(19)	27
Cash used in financing activities	(2,045)	(3,591)

Effect of exchange rate changes on cash and equivalents	(82)	45
Increase (decrease) in cash and equivalents	128	(120)
Beginning cash and equivalents	3,054	3,182
Ending cash and equivalents	$3,182	$3,062

		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended September 30
	2016	2017
Sales
Automation Solutions	$2,445	$2,894

Climate Technologies	1,064	1,108
Tools & Home Products	425	435
Commercial & Residential Solutions	1,489	1,543

Eliminations	(2)	(2)
Net sales	$3,932	$4,435

Earnings
Automation Solutions	$419	$490

Climate Technologies	256	260
Tools & Home Products	110	102
Commercial & Residential Solutions	366	362

Differences in accounting methods	51	42
Corporate and other	(113)	(170)
Interest expense, net	(49)	(39)
Earnings before income taxes	$674	$685

Restructuring costs
Automation Solutions	$58	$28

Climate Technologies	1	2
Tools & Home Products	—	1
Commercial & Residential Solutions	1	3

Corporate	6	2
Total	$65	$33

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30
	2016	2017
Sales
Automation Solutions	$8,977	$9,418

Climate Technologies	3,944	4,212
Tools & Home Products	1,611	1,645
Commercial & Residential Solutions	5,555	5,857

Eliminations	(10)	(11)
Net sales	$14,522	$15,264

Earnings
Automation Solutions	$1,456	$1,522

Climate Technologies	902	975
Tools & Home Products	384	383
Commercial & Residential Solutions	1,286	1,358

Differences in accounting methods	189	148
Corporate and other	(427)	(528)
Interest expense, net	(188)	(165)
Earnings before income taxes	$2,316	$2,335

Restructuring costs
Automation Solutions	$80	$63

Climate Technologies	5	10
Tools & Home Products	2	2
Commercial & Residential Solutions	7	12

Corporate	9	3
Total	$96	$78

Reconciliations of Non-GAAP Financial Measures & Other			Table 7

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

Underlying Sales Change	FY17
Reported (GAAP)	5%
(Favorable) / Unfavorable FX	—%
Acquisitions	(4)%
Underlying*	1%

Q4 2017 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	18%	4%	13%
(Favorable) / Unfavorable FX	(1)%	(1)%	(1)%
Acquisitions	(14)%	—%	(9)%
Underlying*	3%	3%	3%

FY18E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	14 - 16%	(1) - 1%	8 - 10%
Acquisitions / Divestitures	~ (8)%	~ 5%	~ (3)%
(Favorable) / Unfavorable FX	~ (1)%	~ (1)%	~ (1)%
Underlying*	5 - 7%	3 - 5%	4 - 6%

Earnings Per Share	FY16	FY17	Change
Earnings per share from continuing operations (GAAP)	$2.45	$2.54	4%
Valves & Controls first year acquisition accounting charges	—	0.10	4%
Earnings per share from continuing operations, excluding	$2.45	$2.64	8%
Valves & Controls first year acquisition accounting charges*

Q4 Earnings Per Share	Q4 FY16	Q4 FY17	Change
Earnings per share from continuing operations (GAAP)	$0.74	$0.77	4%
Valves & Controls first year acquisition accounting charges	—	0.06	8%
Earnings per share from continuing operations, excluding	$0.74	$0.83	12%
Valves & Controls first year acquisition accounting charges*

Earnings Per Share	FY18E
Earnings per share from continuing operations (GAAP)	$2.66 - $2.86
Valves & Controls first year acquisition accounting charges	~ $0.03
Loss on ClosetMaid divestiture	~ $0.06
Earnings per share from continuing operations, excluding	$2.75 - $2.95
Valves & Controls first year acquisition accounting charges
& loss on ClosetMaid divestiture*

- more -
Continuing Operations Margins	FY16	FY17	Change
Pretax margin (GAAP)	16.0%	15.3%	(70) bps
Interest expense, net	1.2%	1.1%	(10) bps
Earnings before interest and taxes margin*	17.2%	16.4%	(80) bps
Valves & Controls impact	—%	1.5%	150 bps
Earnings before interest and taxes margin excluding	17.2%	17.9%	70 bps
Valves & Controls*

Q4 Continuing Operations Margins	Q4 FY16	Q4 FY17	Change
Pretax margin (GAAP)	17.2%	15.5%	(170) bps
Interest expense, net	1.2%	0.8%	(40) bps
Earnings before interest and taxes margin*	18.4%	16.3%	(210) bps
Valves & Controls impact	—%	3.4%	340 bps
Earnings before interest and taxes margin excluding	18.4%	19.7%	130 bps
Valves & Controls*

Automation Solutions Segment EBIT Margin	Q4 FY16	Q4 FY17	Change
Automation Solutions Segment EBIT margin (GAAP)	17.2%	16.9%	(30) bps
Valves & Controls impact	—%	3.3%	330 bps
Automation Solutions Segment EBIT margin excluding	17.2%	20.2%	300 bps
Valves & Controls*

Commercial & Residential EBIT Margin	Q4 FY16	Q4 FY17	Change
Commercial & Residential EBIT margin (GAAP)	24.6%	23.5%	(110) bps
ClosetMaid impact	0.7%	1.2%	50 bps
Commercial & Residential EBIT margin excluding ClosetMaid*	25.3%	24.7%	(60) bps

- more -

Cash Flow From Continuing Operations	FY17		% of Sales	Dividends % of Cash Flow
Operating cash flow from continuing operations (GAAP)	$2,690	a	17.6%	46%
Capital expenditures	(476)		(3.1)%	10%
Free cash flow from continuing operations*	$2,214	b	14.5%	56%

Net Earnings From Continuing Operations	FY17
Net earnings from continuing operations (GAAP)	$1,643	c
Valves & Controls first year acq. accounting charges, after tax	65
Net earnings from continuing operations, excluding	$1,708	d
Valves & Controls first year acquisition accounting charges*

Calculation of Cash Flow to Net Earnings Conversion	FY17
Operating cash from continuing operations to net earnings	164%	a ÷ c
from continuing operations
Capital expenditures	(29)%
Free cash flow from continuing operations to net earnings	135%	b ÷ c
from continuing operations
Valves & Controls first year acquisition accounting charges	(5)%
Free cash flow from continuing operations to net earnings	130%	b ÷ d
from continuing operations, excluding Valves & Controls
first year acquisition accounting charges

Note: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.

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